Exhibit 99(p)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Annual Report on Form 10-K of The Newhall Land and Farming Company for the year ended December 31, 2002, I, Gary M. Cusumano, President and Chief Executive Officer of Newhall Management Corporation (Principal Executive Officer), hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

  (1)
  such Annual Report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in such Annual Report on Form 10-K for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Newhall Land and Farming Company.

Dated: March 24, 2003	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership) Registrant

	By:	Newhall Management Limited Partnership, Managing General Partner

	By:	Newhall Management Corporation, Managing General Partner

	By:	/s/ GARY M. CUSUMANO Gary M. Cusumano President and Chief Executive Officer of Newhall Management Corporation (Principal Executive Officer)